Exhibit 10.26

华智未来(重庆)科技有限公司

与

深圳华智星管理咨询有限公司

之

独家业务合作协议

Exclusive Business Cooperation Agreement

Between

Huazhi Future (Chongqing) Technology Co., Ltd.

And

Shenzhen Huazhixing Management Consulting Co., Ltd.

二○二六年 月 日

独家业务合作协议

Exclusive Business Cooperation Agreement

甲方：华智未来(重庆)科技有限公司

Party A: Huazhi Future (Chongqing) Technology Co., Ltd.

法定代表人：李志峰

Legal Representative: Li Zhifeng

地址：重庆市渝中区时代天街3号1幢29-3#附47号

Address: No. 29-3-47, Building 1, No. 3 Times Sky Street, Yuzhong District, Chongqing

乙方：深圳市华智星管理咨询有限公司

Party B: Shenzhen Huazhixing Management Consulting Co., Ltd.

法定代表人：陈荣

Legal Representative: Chen Rong

地址：深圳市南山区西丽街道丽湖社区沁园二路金众国宾汇10栋01

Address: Room 01, Building 10, Jinzhong Guobinhui, Qinyuan 2nd Road, Lihu

Community, Xili Sub-district, Nanshan District, Shenzhen City

鉴于：

Whereas:

(1)	甲方在中国从事AI、大数据及算力技术服务("业务"),乙方在前述业务所 涉及的行业和技术方面具有专长和资源；

Party A is engaged in the AI, data solution and computility technology services in China (hereinafter referred to as “the Business”), and Party B has the expertise and resources in the strategic consulting related to the aforesaid Business.

(2)	乙方愿意向甲方提供与业务相关的技术支持、咨询和其他服务("技术支持 服务"),甲方同意接受乙方提供的该等服务。

Party B is willing to provide Party A with technical support services, consulting services and other services related to the Business (hereinafter referred to as the “Technical Support Services”) and Party A agrees to accept such services provided by Party B.

因此，双方经协商一致，达成本协议如下：

Now therefore, through mutual consultation, the parties have reached the following agreements:

第一条技术支持服务

Article 1 Technical Support Services

1.1	提供服务 Provision of Services

本协议有效期内，乙方同意作为甲方的独家业务合作提供商，向甲方提供本协议 附件一中所列的并由甲方实际要求的技术支持服务。

During the validity term of this Agreement, Party B agrees to provide Party A with the Technical Support Services listed in Appendix 1 and actually required by Party A as Party A’s exclusive business operation provider.

1.2	接受服务 Acceptance of Services

甲方同意接受乙方提供的技术支持服务，并进一步同意，在本协议有效期内，就 本协议约定事宜，乙方为甲方的独家业务合作提供商，除非经乙方事先书面同意， 甲方不得委托或接受任何第三方提供本协议附件一所列之服务。

Party A agrees to accept the Technical Support Services provided by Party B and further agrees that during the validity term of this Agreement, Party B shall be Party A’s exclusive business operation provider and Party A shall not entrust or accept any third party to provided the services listed in Appendix 1 hereto without Party B’s prior written consent.

1.3	知识产权 Intellectual Property Rights

对所有因履行本协议而产生或与之相关的任何和所有知识产权相关的一切权利、 权属和权益( 包括但不限于著作权、专利权、商标权、计算机软件著作权、专有 技术、技术秘密、商业秘密等),无论是由乙方开发还是甲方基于乙方的知识产 权开发的，乙方均享有独占或排他的权利。

For all rights, ownership and interests related to any and all intellectual property rights arising from or in respect of the performance of this Agreement (including but not limited to copyrights, patent rights, trademark rights, computer software copyrights, know-how, technology secrets, trade secrets etc.), whether they are developed by Party B or by Party A based on Party B’s intellectual property rights, Party B shall enjoy the sole and exclusive rights.

第二条服务费及赔偿

Article 2 Service Fee and Compensation

2.1	支付服务费 Payment of Service Fee

甲方同意向乙方支付服务费用("服务费")。服务费的金额，应根据甲方实际经 营情况予以确认，且相当于甲方抵销上一年度亏损(如有)、营运成本、各项开 支、税项及其他法定支出外的合并利润总额，乙方随时有权根据实际服务范围并 参考甲方及甲方附属公司的运营情况及扩张需求调整服务费。

Party A agrees to pay to Party B the Technical Support Services fee (hereinafter referred to as the “Service Fee”). The amount of Service Fee shall be determined according to Party A’s actual operation, and amounts to Party A’s profit from amaigamation offsetting previous year’s loss (if any), operating expense, all expenses, tax and other mandatory expenditure. Party B shall have the right to adjust the Service Fee according to the actual scope of service, and referring to the operation situation and expanding demand of Party A and its affiliates.

甲方同意予各会计年度期末届满之日起六十(60)日内支付上个会计年度的服务 费。同时，乙方可随时在各会计年度每一季度或半年度审计完成后，要求甲方支 付合理数额的服务费，服务费金额由乙方确定并以书面形式通知("支付通知") 甲方，甲方应在支付通知之日后十五(15)日内进行支付。乙方随时有权根据甲 方实际经营情况调整服务费。

Party A agrees to pay previous year’s Service Fee within sixty (60) days as of the date of termination of each accounting year. Meanwhile, Party B shall have the right to claim reasonable amount of Service Fee from Party A, at any time after annual audit or semi-annual audit of each year being finished. The amount of Service Fee shall be determined by Party B and notified in writing (hereinafter referred to as the “Payment Notice”) to Party A. Party A shall make the payment within fifteen (15) days as of the date of Payment Notice. Party B shall have the right to adjust the Service Fee according to the actual operation of Party A at any time.

2.2	补偿 Compensation

除服务费以外，与技术支持服务相关的各项合理费用和开支，包括但不限于差旅、 食宿、交通、通讯费用等，将按实际发生的金额由乙方向甲方收取。

Besides the Service Fee, all the reasonable expenses and expenditures related to the technical support services, including but not limited to business travel, accommodation, transportation and communication costs, shall be charged by Party B to Party A according to the actual amount incurred.

2.3	提供财务资料 Provision of Financial Data

在甲方每个财务年度结束后三十(30)日内，甲方应向乙方提供该财务年度的财 务报表及一切经营记录、重大业务合同和其他有关财务资料。如果乙方对甲方提 供之财务资料提出质疑，可委派信誉良好的独立会计师对有关资料进行审计。甲 方应予以配合。

Within thirty (30) days after the end of each financial year, Party A shall provide Party B with the financial statements and all business records, major business contracts and other related financial data for the financial year. If Party B has questions with the financial data provided by Party A, it may appoint a reputable independent accountant to audit the relevant data and Party A shall offer its cooperation.

2.4	赔偿 Indemnity

对于与甲方所要求的技术支持服务的内容相关的或由此而引起的，所有针对乙 方或其代理人、代表、董事、高级管理人员和雇员的任何诉讼、求偿或其他请 求所导致的任何损失、损害、义务或费用，甲方应赔偿乙方及其代理人、代表、 董事、高级管理人员和雇员并使他们免受损害。

Party A shall indemnify and hold harmless Party B and its agents, representatives, directors, officers and employees from any losses, damage, liability or expenses arising from any litigation, claim or other requests against Party B or its agents, representatives, directors, officers and employees relating to or arising from the Technical Support Services required by Party A.

第三条双方责任

Article 3 Liability of Both Parties

3.1	甲方的责任 Party A’s Liability

(1)	及时提供乙方完成本协议项下技术支持服务工作所必需的资料和信息，并 保证资料和信息的真实、准确；

To provide Party B with the data and information necessary for the completion of the Technical Support Services under this Agreement, and guarantee the authenticity and accuracy of such data and information;

(2)	按本协议第二条的规定，按时向乙方支付相关费用；

To pay the relevant expenses to Party B on time in accordance with the provisions of Article 2 of this Agreement;

(3)	法律法规所规定的其它责任。

Other liability as stipulated in the laws and regulations.

3.2	乙方的责任 Party B’s Liability

(1)	成立由经验丰富人员组成的专业工作小组按照本协议约定提供技术支持 服务；

To set up a professional working group composed of experienced personnel to provide the Technical Support Services in accordance with this Agreement;

(2)	保证提供给甲方的咨询意见及材料符合有关法律法规的规定。

To guarantee that the consulting opinions and data provided to Party A comply with the provisions of the relevant laws and regulations.

第四条陈述和保证

Article 4 Representations and Warranties

4.1	甲方的陈述和保证 Party A’s Representations and Warranties

甲方向乙方作出以下陈述和保证：

Party A represents and warrants to Party B that:

(1)	甲方是根据中国法律正式成立并有效存续的有限责任公司，主要从事业务；

Party A is a limited liability company formally established and validly existing in accordance with Chinese laws, mainly engaged in the Business;

(2)	甲方已经取得经营和发展业务所必需的全部政府批准、授权、执照、许可、 登记和备案，并承诺在本协议有效期限内维持其效力；

Party A has already obtained all the government’s approval, authorization, licenses, permits, registration and archival filing for the operation and development of the Business, and undertakes to maintain their effectiveness within the validity term of this Agreement;

(3)	甲方具有签署并履行本协议的全部公司权利和权力，并已采取一切必要的 公司行动正式授权签署和履行本协议，且该签署和履行并不违反对其有约 束力或影响的法律或合同的限制；

Party A has all corporate rights and powers to sign and perform this Agreement and has taken all necessary corporate actions to formally sign and perform this Agreement. The signing and performance of this Agreement do not violate the restrictions of laws or contracts that have binding effect or influence on it;

(4)	本协议一经签署即构成甲方合法、有效且对其具有约束力的义务并可按照 本协议的条款对其强制执行；以及

This Agreement shall constitute the legal, effective and binding obligations of Party A and may be enforced on Party A in accordance with the terms of this Agreement once it is executed; and

(5)	甲方及其代理人、员工或代表提供给乙方的所有资料在所有重要方面均是 真实、完整和准确的，并没有误导。

All the data provided by Party A, its agents, employees or representatives to Party B are true, complete and accurate in all important aspects and are not misleading.

4.2	乙方的陈述和保证 Party B’s Representations and Warranties

乙方向甲方作出以下陈述和保证：

Party B represents and warrants to Party A that:

(1)	乙方是一家根据中国法律正式成立并有效存续的外商投资企业；

Party B is a foreign-invested enterprise formally established and validly existing in accordance with Chinese law;

(2)	乙方具有签署并履行本协议的全部公司权利和权力，并已采取一切必要的 公司行动正式授权签署和履行本协议，且该签署和履行并不违反对其有约 束力或影响的法律或合同的限制；

Party B has all corporate rights and powers to sign and perform this Agreement and has taken all necessary corporate actions to formally sign and perform this Agreement. The signing and performance of this Agreement do not violate the restrictions of laws or contracts that have binding effect or influence on it;

(3)	本协议一经签署即构成乙方合法、有效且对其具有约束力的义务并可按照 本协议的条款对其强制执行；

This Agreement shall constitute the legal, effective and binding obligations of Party B and may be enforced on Party B in accordance with the terms of this Agreement once it is executed;

(4)	乙方及其代理人、员工或代表提供给甲方的所有资料在所有重要方面均是 真实、完整和准确的，并没有误导；以及

All the data provided by Party B, its agents, employees or representatives to Party A are true, complete and accurate in all important aspects and are not misleading, and

(5)	乙方将勤勉尽责地按照适用的中国法律、法规和有关行政规章以及本协议 的规定提供本协议项下的技术支持服务。

Party B shall diligently and conscientiously provide the Technical Support Services under this Agreement in accordance with applicable Chinese laws, regulations and relevant administrative regulations as well as the provisions of this Agreement.

4.3	违反陈述 Violation of the Representations

如果出现可能使本协议任何一方在第4.1条或第4.2条(视情况而定)下所作的任 何陈述或保证成为不真实或不准确的情况时，有关一方应立即以书面形式通知对 方，并应按照对方的合理要求采取措施予以补救。每一方同意补偿另一方因其在 第4.1条或第4.2条(视情况而定)作出的陈述和保证的任何不真实性或不准确性 或因其违反本协议项下的任何规定或约定所产生或与此相关的，另一方所遭受的 任何和所有债务、义务、赔偿、罚款、裁决、诉讼、费用、开支和代垫费用。

If there are any conditions under which any representation or warranty made by any party to this Agreement under Article 4.1 or 4.2 (as the case may be) may become untrue or inaccurate, the relevant party shall immediately notify the other party in writing and take remedial measures in accordance with the reasonable requirements of the other party. Each party agrees to compensate the other party for any and all liabilities, obligations, compensation, fines, ruling, proceedings, costs, expenses and reimbursed expenses incurred by the other party arising from or in relation to any falsity or inaccuracy of the representations and warranties made under Article 4.1 or 4.2 (as the case may be) or violation of any provision or agreement under this Agreement.

第五条知识产权

Article 5 Intellectual Property Rights

5.1	创造的权利 Rights of Creation

除非双方另行约定，乙方应拥有本协议期间，甲方基于乙方的技术支持服务创造 或获得的所有知识产权。甲方应签署使乙方成为该等知识产权的所有权人所需的 所有文件并采取使乙方成为该等知识产权的所有权人所需的一切行动。甲方不得 就乙方拥有任何该等知识产权的所有权提出反对意见，并且未经乙方事先书面同 意，不得申请注册或试图取得或以其他方式获得任何该等知识产权。

Unless otherwise agreed by both parties, Party B shall own all the intellectual property rights created or obtained by Party A based on Party B’s Technical Support Services during the term of this Agreement. Party A shall sign all documents necessary for Party B to become the owner of such intellectual property rights and take all actions required to make Party B a owner of such intellectual property rights. Party A shall not object to Party B’s ownership of any such intellectual property rights and shall not apply for registration or attempt to acquire or otherwise obtain any intellectual property rights without Party B’s prior written consent.

5.2	名称、商标和标识 Name, Trademark and Logos

未经乙方事先书面同意，甲方不可在其任何广告、促销材料、新闻发布或任何其 他宣传材料中使用乙方的名称、商标、标识、域名或其任何变化形式或使用将引 起对其中任何一项产生任何联想的措词。

Without the prior written consent of Party B, Party A shall not use Party B’s name, trademarks, logos, domain name or any change form of the above or use the wording that may make people associate it with any of the above in any advertising, promotional materials, press releases or any other promotional materials.

第六条保密

Article 6 Confidentiality

6.1	一般义务 General Obligations

在本协议期限内和在本协议因任何原因终止后的五(5)年内，甲方：

During the validity term of this Agreement and within five (5) years after the termination of this Agreement for any reason, Party A:

(1)	应对由于接受乙方的技术支持服务而了解或接触到的关于乙方的机密资 料和信息 ("保密资料")保密，包括但不限于关于乙方的业务、经营及 其他事务的所有技术、诀窍、工艺、软件、专有数据、商业秘密、行业惯 例、方法、规格、设计、财务及其他专有资料，无论该保密资料以书面 口头或任何其他形式在本协议签署之前、当日或之后披露给甲方；

shall keep secret of the confidential data and information (hereinafter referred to as “Confidential Data”) on Party B that it learns about or has access to because it accepts Party B’s Technical Support Services, including but not limited to all technologies, know-how, crafts, software, proprietary data, trade secrets, industry practices, methods, specifications, design, finance and other proprietary information on Party B’s Business, operation and other affairs, regardless of the Confidential Data is in written, oral or any other form or disclosed to Party A prior to, on the date or after the signing of this Agreement;

(2)	不得向任何第三方披露保密资料，除非经乙方事先书面同意或根据第6.2 条和第6.3条的规定；和

shall not disclose the Confidential Data to any third party, unless consented by Party B in writing in advance or according to provisions of articles 6.2 and 6.3; and

(3)	不得为任何目的使用保密资料，除非是履行本协议项下的义务。

shall not use the Confidential Data for any purpose unless to fulfill the obligations under this Agreement.

6.2	向接收人披露 Disclosure to The Recipient

甲方为达到本协议目的需要的情况下，可向其董事、监事、高级管理人员、经理、 合作伙伴、员工及法律、财务和专业顾问(合称"接收人"),在需要了解的基础 上披露保密资料。

Party A may disclose the Confidential Data to its directors, officers, managers, partners, employees and legal, financial and professional consultants (hereinafter referred to as the “Recipients”) based on the need of knowledge of such Confidential Data to achieve the purpose of this Agreement.

6.3	接收人的义务 Recipients’ Obligations

甲方应确保各接收人知道和遵守甲方在本协议项下对保密资料的所有保密义务， 如同该接收人是本协议的一方。

Party A shall guarantee that the Recipients know and abide by all the confidentiality obligations of Party A for the Confidential Data under this Agreement as of the Recipients as a whole is a party to this Agreement.

6.4	例外情况 Exceptions

第6.1条的规定不适用于：

The provisions of Article 6.1 do not apply to the following Confidential Data:

(1)	已成为或将成为公众可以得到的保密资料，而该资料的披露不是因为甲方 或其任何接收人违反本协议披露或指示披露所造成的；

that have become or willbecome data that can be obtained by the public, which is not caused by the disclosure or disclosure by instructions by Party A or any of its Recipients in violation of this Agreement;

(2)	甲方根据任何适用法律、法规、任何监管机构的要求或者任何证券交易所 任何适用规则的规定进行的披露，但是有关的披露只限于该等要求或规定 的范围内，并且在可行的情况下，乙方应被给予机会在披露之前审阅披露 的内容和对披露的内容提出意见；以及

that are disclosed by Party A according to any applicable laws and regulations, any requirements of any regulatory authorities or any applicable rules of any securities exchange, provided that the relevant disclosure is limited to the scope of such requirements or regulations, and if necessary, Party B shall be given the opportunity to review the content of disclosure and give opinions on the disclosure content before the disclosure; and

(3)	甲方根据任何政府规定或司法或监管过程的规定进行的披露或者在任何 因本协议产生或与之相关的法律诉讼、起诉或程序的司法、监管或仲裁程 序中进行的披露，但是有关的披露只限于该等规定或程序要求的范围内， 并且在可行的情况下，乙方被给予机会在披露之前审阅披露的内容和对披 露的内容提出意见。

that are disclosed by Party A according to any government regulations or provisions of judicial or regulatory process, or in any legal proceedings, prosecution or judicial, supervisory or arbitration proceedings of legal lawsuits, litigation or proceedings arising from or related to this Agreement, provided that such disclosure is limited to the scope required by such regulations or proceedings, and if necessary, Party B shall be given the opportunity to review the content of disclosure and give opinions on the disclosure content before the disclosure.

6.5	销毁资料 Destruction of Data

本协议因任何原因终止之后的一(1)日内，甲方应从任何有关记忆装置中消除 所有任何乙方的保密资料，并且应销毁或归还一切含有任何保密资料的文件、材 料、软件或其他有形的媒介。如果甲方选择销毁有关的文件和材料，甲方一名经 正式授权的高级管理人员应在完成销毁后，以书面形式向乙方证明甲方实际上已 恰当地进行了该销毁。

Within one (1) day after this Agreement is terminated for any reason, Party A shall remove all of Party B’s Confidential Data from any memory device, and shall destroy or return all documents, materials, software or other visible media containing any Confidential Data. If Party A chooses to destroy the relevant documents and materials, a duly authorized senior executive of Party A shall prove to Party B in writing after the destruction that Party A has properly destroyed all Confidential Data actually.

第七条期限与终止

Article 7 Term and Termination

7.1	期限 Term

本协议自双方授权代表于文首所载日期签署后生效。除非乙方按第7.2条的规定 提前终止，或经双方书面同意提前终止，本协议有效期为十(10)年。除非乙方 提前三十(30)天以书面形式通知甲方本协议不再续展，否则本协议有效期限届 满时应自动续展一(1)年，之后依此类推。

This Agreement shall come into force after the signing by the authorized representatives of both parties on the date first written above. This Agreement shall be valid for ten (10) years unless Party B terminates it early in accordance with the provisions of Article 7.2, or both parties agree in writing to terminate it ahead off schedule. Unless Party B notify Party A in writing thirty (30) days in advance that the Agreement will not be renewed, otherwise the term of this Agreement shall be automatically renewed for one (1) year at the expiration date of the validity term, and SO on.

7.2	终止 Termination

甲方无权自行终止本协议；乙方可自行决定提前一(1)个月书面通知后终止本 协议。如果发生任何下列事件，乙方可在向甲方发出终止本协议的书面通知后立 即终止本协议：

Party A has no right to terminate this Agreement unilaterally; Party B may decide to terminate this Agreement by a one (1) month prior written notice. In the event of any of the following events, Party B may terminate this Agreement immediately after issuing a written notice to Party A to terminate this Agreement:

(1)	甲方没有遵守本协议中的任何义务、规定和条件，而且经乙方向甲方发出 有关书面通知后十(10)日内，甲方没有加以纠正；或

Party A does not comply with any obligations, stipulations and conditions in this Agreement, and Party A does not correct such breach within ten (10) days after Party B sends a written notice to Party A; and

(2)	甲方停业、丧失偿债能力、破产、成为清算或解散程序的对象、无力偿还 到期债务或依法解散。

Party A suspends its business, loses the ability to repay the debts, becomes bankruptcy or the object of liquidation or dissolution procedures, is not able to repay the debts due and payable or dissolved according to laws.

7.3	终止后的行动 Actions after Termination

一旦本协议终止，乙方即没有义务向甲方继续提供本协议下的任何服务。甲方无 权以任何理由就本协议终止而蒙受的任何损失(包括业务或收益上的损失)向乙 方提出权利要求。本协议终止，无损任何一方在终止前产生的任何权利或救济， 且不影响任何一方向另一方履行在本协议终止前产生的任何义务。

Once this Agreement is terminated, Party B will not be obliged to continue to provide any services to Party A under this Agreement. Party A does not have the right to claim any losses caused by the termination of this Agreement (including losses in Business or earnings) against Party B with any reason. The termination of this Agreement does not impair any right or relief arising to any party before termination or affect any obligation of any party to the other party to fulfill any obligation arising before the termination of this Agreement.

7.4	继续有效 Continue to be Effective

第2.4、3.3、六、7.3-7.4、八、9.1-9.3和9.8-9.10条规定在本协议终止后仍然继续 有效。

The Clause 2.4, 3.3, Article 6, Clause 7.3-7.4, Article 8, Clause 9.1 - 9.3 and Clause 9.8 - 9.10 shall remain valid after the termination of this Agreement.

第八条通知

Article 8 Notice

8.1	除非有更改本协议序言中所列地址的书面通知，本协议项下的通知应通过专人递 送、传真或挂号邮寄的方式发到该等地址。通知如果是以挂号邮寄的方式发送， 则挂号邮件的回执上记载的签收日期为送达日，如果以专人递送或传真方式发 送，则以发送之日为送达日。以传真方式发送的，应在发送后立即将原件以挂号 邮寄或专人递送的方式发到上述地址。

Unless there is a written notice to change the address specified in the preamble of this Agreement, any notices by the Parties hereunder shall be sent by hand delivery, facsimile, registered mail to the addresses. If the notice is sent by registered mail, the receipt date recorded on the mail receipt shall be deemed as the service date. If it is delivered by hand or by fax, the date of delivery shall be deemed as the service day. If it is delivered by fax, the original should be sent to the above address by registered mail or delivered by hand immediately after the facsimile notice is served.

第九条其他规定

Article 9 Miscellaneous Provisions

9.1	法律适用 Governing Law

本协议的签署、解释、履行和终止适用中华人民共和国法律，并依其解释。

The signing, interpretation, performance and termination of this Agreement shall apply to and be interpreted in accordance with the laws of the People’s Republic of China.

9.2	争议解决 Settlement of Disputes

所有因本协议引起的或与本协议有关的争议都应通过双方的友好协商解决。若在 一方提出协商解决争议的要求之后三十(30)日内，双方仍未达成解决争议的协 议，任何一方均有权将有关争议提交深圳国际仲裁院，由三(3)名仲裁员依当 时有效的该仲裁院仲裁规则通过仲裁解决。仲裁语言为中文。仲裁裁决应是终局 的，对双方都有约束力。如果仲裁庭未作另外规定，仲裁费用由败诉的一方承担。

Any dispute arising out of the interpretation and performance of any terms of this Agreement shall be settled by both parties through bona fide negotiation. Should the parties cannot reach an agreement to resolve the dispute with thirty (30) days after a party submits the request of dispute negotiation, either party has the right to submit the dispute to Shenzhen Court of International Arbitration, where three (3) arbitrators will settle the dispute in according with the arbitration rules of the Court that are in force at that time. The arbitration language is Chinese. The award shall be final and binding on both parties. The arbitration fees shall be borne by the losing party unless otherwise specified by the arbitration tribunal.

9.3	可分割性 Severability

如果本协议中的任何一项或多项规定根据任何法律法规在任何方面被认定为无 效、不合法或不能执行，有关的规定应视为可从本协议分割，而本协议其余规定 的效力、合法性及可执行性不因此而在任何方面受到影响或损害。双方应努力本 着诚信原则进行磋商，以有效的规定代替无效、不合法或不能执行的规定，而其 经济效果应尽量接近无效、不合法或不能执行的规定原先想要达到的经济效果。

If one or multiple provisions of this Agreement are determined to be invalid, illegal or unenforceable in any way according to any laws and regulations, the relevant provisions shall be deemed severable from this Agreement, and the effectiveness, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. Both parties shall endeavor to negotiate in the principle of good faith to replace the invalid, illegal or unenforceable provisions with valid regulations and their economic effects shall be as close as possible to the original economic effect of the invalid, illegal or unenforceable provisions.

9.4	弃权 Waiver

任何一方没有行使或没有及时行使本协议项下的任何权利、权力或补救措施，不 应视为弃权，而任何一次行使或部分地行使有关权利、权力或者补救措施，也不 妨碍进一步行使有关权利、权力或补救措施或行使任何其他权利、权力或补救措 施。在不限制上述规定的情况下，任何一方对另一方违反本协议的任何规定作出 弃权，不应视为对日后违反该条规定或者违反本协议的任何其他规定也作出弃 权。

Failure of any party to exercise or exercise in time any right, power or remedy under this Agreement shall not be deemed to be a waiver, and any exercise or partial exercise of relevant right, power or remedy does not prevent further exercise of relevant right, power or remedy or the exercise of any other right, power or remedy. Without limiting the foregoing provisions, the waiver of one party of any of the other party’s provisions in breach of this Agreement, shall not be regarded as a waiver of such party of any other future breach of the provision or any other provisions of this Agreement.

9.5	转让限制 Transfer Restrictions

本协议对双方及其继承者和被许可的受让方具有约束力。非经乙方事先书面同 意，甲方不得转让其在本协议下的任何权利和义务。事先通知甲方后，乙方可向 其指定的任何人转让其在本协议下的权利和义务。

This Agreement is binding on both parties and their successors and authorized transferees. Without the prior written consent of Party B, Party A shall not transfer any of its rights and obligations under this Agreement. Party B may transfer its rights and obligations under this Agreement to any person designated by it with a prior notice to Party A.

9.6	完整协议 Integrity of This Agreement

本协议构成协议双方就本协议的标的所达成的完整的协议及共识，并且，以往双 方之间关于本协议标的的所有口头或书面协议、备忘录或安排均被本协议取代。

This Agreement constitutes an entire agreement and consensus reached by both parties on the subject matter of this Agreement and supersedes all the previous agreements or memorandum or arrangements between both parties on the subject matter of this Agreement, whether oral or written.

9.7	修订 Amendment

对本协议条款的任何修改必须经双方协商一致，并由双方各自取得必要的授权和 批准后，以书面形式作出方为有效。经过双方适当签署的有关本协议的修改协议 和补充协议是本协议的组成部分，具有与本协议同等的法律效力。

Any amendments and supplement to this Agreement shall be made in writing by the parties. Any modification or supplement to this Agreement duly executed by the parties constitutes an integral part of this Agreement and shall have the same legal validity as this Agreement.

9.8	标题 Titles

本协议中的标题只是为了方便而使用，不得用来限制或解释本协议条款。

The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.9	附件 Appendix

本协议的附件是本协议的组成部分，具有和本协议相同的法律效力。

The appendix of the Agreement is the integral part of this Agreement and shall have the same legal validity as this Agreement.

9.10	文本 Copies

本协议可签署一份或多份，经正当签署的该等多份文件构成同一份协议，具有相 同的法律效力。

This Agreement may be executed in one or more counterparts and all of which together shall constitute the same one instrument with equal legal validity.

(以下无正文，为签署页)

(The following is signature page without content of agreement)

鉴于此，双方已促使其各自的授权代表于文首所载日期签署本协议，以昭 信守。

In witness whereof, both parties have caused this Agreement to be executed by their respective authorized representatives on the date first above written.

甲方/Party A:

华智未来(重庆)科技有限公司

/s/ Huazhi Future (Chongqing) Technology Co., Ltd.

(公章/Common Seal)

授权代表(签名): /s/

Authorized Representative (Signature):

乙方/Party B:

深圳华智星管理咨询有限公司

/s/ Shenzhen Huazhixing Management Consulting Co., Ltd.

(公章/Common Seal)

授权代表(签名): /s/

Authorized Representative (Signature):

(独家业务合作协议签字页)

(Signature Page of Exclusive Business Cooperation Agreement)

附件-

APPENDIXI

技术支持服务内容

Content of Techinical Support Services

在法律允许的范围内，乙方向甲方提供的技术支持服务内容为：

In the scope permitted by the laws, the content of Technical Support Services provided by Party B to Party A is:

(1)	提供甲方经营业务所需要的技术支持、技术协助、技术咨询和专业培训；

To provide the technical support, technical assistance, technical consulting and professional training necessary for Party A’s operation;

(2)	提供网络支持、数据库支持和软件服务；

To provide network support, database support and software service;

(3)	提供业务管理咨询；

To provide business management counsulting;

(4)	授予知识产权的使用权；

To grant use rights of intellectual property rights;

(5)	租赁硬件及设备；

To lease hardware and device;

(6)	提供市场咨询、新产品评估、行业调研服务，并提供市场营销策略；

To provide market consulting, new product assessment, industry research service and marketing strategies;

(7)	提供系统集成服务及软件的研发及系统维护；提供其他与甲方经营有关的服务；

To provide system integration service, research and development of software and system maintenance; To provide other services related to Party A’s operation;

( 独家业务合作协议附件一)

(Appendix I of Exclusive Business Cooperation Agreement)

(8)	应甲方要求提供劳务支持(但甲方应自行承担有关劳务开支);

To provide labor support at the request of Party A (provided that Party A bears the relevant labor expenses);

(9)	按照甲方的业务需求对相关技术进行开发；

To develop the related technologies based on Party A’s business needs;

(10)	双方认可的其他服务内容。

Other services approved by both parties.

(独家业务合作协议附件一)

(Appendix I of Exclusive Business Cooperation Agreement)